Exhibit 4.3

Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK OF

ADAPTIVE BIOTECHNOLOGIES CORPORATION

This certifies that for good and valuable consideration, Imdaptive, Inc. is entitled, subject to the terms and conditions of this Warrant, to purchase from Adaptive Biotechnologies Corporation, a Washington Corporation (the “Company”), at any time or from time to time prior to the earlier to occur of (i) the effective date of a Change of Control, (ii) the effective date of an Initial Public Offering, or (iii) 5:00 p.m. Pacific time on July 1, 2023 (the “Expiration Date”), up to 20,000 shares of Warrant Stock (as defined below) at a price per share equal to the Warrant Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Warrant Price for the shares of Warrant Stock so purchased in accordance with the terms hereof. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

1.    DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

1.1    “Holder” means any person who shall at the time be the registered holder of this Warrant.

1.2    “Initial Public Offering” means the initial firm commitment underwritten public offering of the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of the Company’s Common Stock for the account of the Company.

1.3    “Change of Control” shall mean each of: (a) any sale or exchange of the capital stock by the stockholders of the Company in one transaction or series of related transactions where more than 50% of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities; (b) a consolidation, merger or other reorganization of the Company with or into any other corporation or corporations in which the holders of the Company’s outstanding shares immediately before such consolidation, merger or other reorganization do not, immediately after such consolidation, merger or reorganization, retain stock representing a majority of the voting power of the surviving corporation of such consolidation, merger or reorganization as a result of their shareholdings in the Company immediately prior to the consolidation or merger; or (c) a sale of all or substantially all of the assets of the Company and its subsidiaries, on a consolidated basis; provided, however, that a Change in Control shall not include an equity or debt financing the primary purpose of which is to raise working capital for the Company.

1.4    “Warrant Price” means $0.45 per share. The Warrant Price is subject to further adjustment as provided herein.

1.5    “Warrant Stock” means 20,000 shares of the Company’s Common Stock subject to this Warrant. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

2.    EXERCISE.

2.1    Exercisability. Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any business day before the Expiration Date, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof.

2.2    Form of Payment. Payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder, (iv) net exercise as provided for in Section 2.6, or (v) any combination of the foregoing.

2.3    Partial Exercise. Upon a partial exercise of this Warrant the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such exercise shall be reduced by (i) the aggregate number of shares of Warrant Stock issued upon such exercise of this Warrant and (ii) if applicable, the number of Warrants deemed surrendered in connection with a net exercise as provided for in Section 2.6.

2.4    No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share.

2.5    Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this

Warrant, the Holder shall execute the subscription form attached hereto as Exhibit 1, confirming and acknowledging that the representations and warranties of the Holder set forth in Section 6 of this Warrant are true and correct as of the date of exercise.

2.6    Net Exercise Election. The Holder may elect to convert this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the subscription form attached hereto duly executed by the Holder, into the number of shares of Warrant Stock that is obtained under the following formula:

Y = Y (A – B)
A

where		X = the number of shares of Warrant Stock to be issued to the Holder pursuant to this Section 2.6.

Y = the number of shares of Warrant Stock as to which this Warrant is then being net exercised

A = the fair market value of one share of Warrant Stock, as determined in good faith by the Company’s Board of Directors, as at the time the net exercise election is made pursuant to this Section 2.6.

	B =	the Warrant Price.

The Company will promptly respond in writing to an inquiry by the Holder as to the then current fair market value of one share of Warrant Stock.

3.    ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date that a duly completed and executed Form of Subscription in the form attached hereto as Exhibit 1 and payment of the full Warrant Price in accordance with this Warrant have been delivered to the Company, whereupon the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, but conditioned upon the receipt of this Warrant by the Company, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

4.    EARLY EXPIRATION. This Warrant shall automatically expire and be of no further force and effect without any action by the Company or the Holder immediately prior to the effective date of a Change of Control or Initial Public Offering. If the Company proposes at any time to effect a Change of Control or Initial Public Offering, then at least thirty (30) days prior to such event the Company shall mail to the Holder a notice specifying the date on which the Change of Control or Initial Public Offering is anticipated to become effective.

5.    ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

5.1    Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities).

5.2    Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 5.1), or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

5.3    Adjustment for Reorganization, Consolidation, Merger. Other than any reorganization, consolidation or merger that constitutes a Change of Control, in case of any reorganization of the Company (or of any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), after the date of this Warrant, or in case, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation and then distribute the proceeds to its shareholders, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or conveyance.

5.4    Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.5    No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

5.6    Reservation of Stock. If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

6.    REPRESENTATIONS AND WARRANTIES OF HOLDER. Holder hereby represents and warrants to, and agrees with, the Company, that:

6.1    Purchase for Own Account. The Warrant and the Warrant Stock (collectively, the “Securities”) will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

6.2    Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access.

6.3    Investment Experience. Holder understands that the purchase of the Securities involves substantial risk. Holder (i) has experience as an investor in securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Holder to be aware of the character, business acumen and financial circumstances of such persons.

6.4    Restricted Securities. Holder understands that the Securities are characterized as “restricted securities” under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Holder understands that the Company is under no obligation to register any of the securities sold hereunder. Holder understands that no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

6.5    No Solicitation. At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

6.6    Further Limitations on Disposition. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until: (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) Holder shall have notified the Company of the proposed disposition, and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, upon request of the Company, with an opinion of counsel, at the expense of Holder or its transferee, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act. Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of the Securities in compliance with Rule 144 or Rule 144A; or (ii) for any transfer of the Securities by Holder that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a controlled affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any such partner or shareholder; or (iii) for the transfer by gift, will or intestate succession by Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the restrictions on transfer set forth in this Section 6 to the same extent as if the transferee were an original Holder hereunder.

6.7    Legends. Such Holder understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, by the Company’s Certificate of Incorporation or Bylaws, or by any agreement between the Company and such Holder:

(a)    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.

(b)    Any legend required by the laws of the State of Washington, including any legend required by the Washington Department of Corporations and Sections 417 and 418 of the Washington Corporations Code or any other state securities laws.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145 under the 1933 Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities. No opinion shall be required for routine transactions under Rule 144.

6.8    Market Stand-Off Agreement. Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the 1933 Act. For purposes of this Section 6.8, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place the following restrictive legend on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Securities and such other Company securities of Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STAND-OFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

7.    NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.

8.    ATTORNEYS’ FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys’ fees.

9.    TRANSFER. Except as expressly provided hereunder, neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred by Holder, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

10.    GOVERNING LAW. This Warrant shall be governed by and construed under the internal laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington, without reference to principles of conflict of laws or choice of laws.

11.    NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party on the signature page hereto, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.

12.    AMENDMENT; WAIVER. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holder.

13.    SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14.    TERMS BINDING. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

15.    ENTIRE AGREEMENT. This Warrant constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, warrants, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

THE COMPANY:

ADAPTIVE BIOTECHNOLOGIES CORPORATION

By:	/s/ Chad Robins
Name:	Chad Robins
Title:	CEO & President

Address:

1551 Eastlake Avenue East, Suite 200
Seattle, WA 98102

AGREED AND ACKNOWLEDGED

THE HOLDER

IMDAPTIVE, INC.

By:	/s/ Steven R. Wiley
Name:	Steven R. Wiley
Title:	President
Address:	3010 NW 56th St.

EXHIBIT 1

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: Adaptive Biotechnologies Corporation

(1)

The undersigned Holder hereby elects to purchase                      shares of Common Stock of Adaptive Biotechnologies Corporation (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)

Net Exercise Election. The undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to Section 2.6 of the Warrant. This conversion is exercised with respect to                      shares of Warrant Stock.

(3)

In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 6 of the Warrant as they apply to the undersigned Holder continue to be true and correct as of this date.

(4)	Please issue a certificate or certificates representing such shares of Warrant Stock in the name or names specified below:

(Name)	(Name)

(Address)	(Address)

(City, State, Zip Code)	(City, State, Zip Code)

(Federal Tax Identification Number)	(Federal Tax Identification Number)

(Date)	(Date)